Exhibit 10.1
EXECUTION COPY
ADDENDUM TO EMPLOYMENT AGREEMENT
     This ADDENDUM TO EMPLOYMENT AGREEMENT (this “Addendum”), dated as of July 23, 2008, is by and among Philadelphia Consolidated Holding Corp., a Pennsylvania corporation (the “Company”), Maguire Insurance Agency, Inc., a Pennsylvania Corporation (the “Employer”), Tokio Marine Holdings, Inc. a Japanese corporation (“Parent”), and James J. Maguire (Employee”).
     WHEREAS, Employee has served the Company and its subsidiaries pursuant to an Amended and Restated Employment Agreement dated as of January 1, 2004 (as it exists on the date of this Addendum, the “Unamended Employment Agreement”);
     WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of the date of this Addendum (the “Merger Agreement”), with Parent and Merger Sub (as defined in the Merger Agreement) whereby, at the “Effective Time” (as defined in the Merger Agreement) (i) Merger Sub will be merged with and into the Company (the “Merger”), (ii) the separate corporate existence of Merger Sub will thereupon cease, and the Company will be the surviving corporation in the Merger, and (iii) the Company and the Employer will become direct or indirect wholly owned subsidiaries of Parent;
     WHEREAS, Employee is an integral part of the management of the Employer, and is a key participant in the decision-making process relative to short-term and long-term planning and policy of the Employer and the Company, and the parties hereto believe that it is critical to the continued success of the Company, and to the ultimate success of the Merger, that Employee continue to be employed by the Employer after the Merger; and
     WHEREAS, the parties agree that is in their best interests to enter into this Addendum, with effect as described in Section 1 of this Addendum, on the terms set forth in this Addendum.
     NOW, THEREFORE, in consideration of the promises and mutual covenants herein and for other good and valuable consideration, the parties hereby agree as follows:
          1. Effectiveness.
     (a) This Addendum shall be effective immediately as of the Effective Time (other than with respect to the covenants set forth in the immediately following sentence, which shall be effective immediately); in the event that the Merger does not occur for any reason or the Merger Agreement terminates prior to the occurrence of the Merger, this Addendum shall terminate, and shall be of no further force or effect. From and after the date of this Addendum and continuing until the Effective Time, the parties hereto acknowledge and agree that (i) Employee’s employment shall continue to be subject to the terms and conditions of the Unamended Employment Agreement, (ii) Employee agrees not to terminate his employment with the Company for any reason (including, without limitation, for “Good Reason” (as defined in the Unamended Employment Agreement)) on or prior to the Effective Time, and (iii) the Company agrees not to take any actions that would constitute “Good Reason” for Employee to terminate his employment, and not to otherwise terminate the employment of Employee for any reason, on or prior to the Effective Time, other than for unlawful activity related to employment, demonstrable fraud or material malfeasance against the Company after a two thirds majority vote of the Board with prompt and reasonable prior written notice to Parent, and an opportunity for Parent to investigate and respond prior to the effectiveness of such termination.
     (b) As of the Effective Time, Employee shall continue Employee’s employment with the Company in an uninterrupted manner under the terms of the Unamended Employment Agreement as amended by this Addendum (the “Amended Employment Agreement”) for the Term set forth herein. Employee acknowledges and agrees that he shall not terminate his employment pursuant to either the Unamended Employment Agreement or the Amended Employment Agreement for “Good Reason” due to any consequences arising from (i) the occurrence of the Merger, (ii) the Company no longer being a publicly traded company (which may result in a change in Employee’s duties), (iii) the Company becoming a subsidiary of Parent (which may result in a change in Employee’s duties), and/or (iv) Employee no longer participating in equity compensation plans, except that, notwithstanding the foregoing, (x) any reduction in or failure to timely pay Employee’s base salary as set forth in Section 5 of this Addendum, or (y) any change in Employee’s duties set forth in Section 3 of this Addendum without the written consent of Employee, shall constitute Good Reason. The parties represent, acknowledge and agree that the Merger shall not constitute a Hostile Change in Control. For purposes of clarity, notwithstanding any of the foregoing, it shall not be a breach of the Unamended Employment Agreement or of the Amended Employment Agreement if the Employee resigns from his or her employment with or without Good Reason after the Effective Time (it being acknowledged that if Employee resigns without Good Reason, he shall not receive any severance compensation of any kind under the Unamended Employment Agreement or the Amended Employment Agreement).
          2. Term. Notwithstanding the first three sentences of Section 4 of the Unamended Employment Agreement (which the parties agree shall not be effective after the Effective Time), the Term under the Amended Employment Agreement will expire on the second anniversary of the Effective Time, unless the Parent requests in writing, exercisable by notice given to Employee at least 60 days prior to such expiration date, that the Term continue for an additional year, in which case the Amended Employment Agreement will expire on the third anniversary of the Effective Time.
          3. Position and Responsibilities. Section 3(a) of the Unamended Employment Agreement is amended to delete such provision in its entirety, and to insert the following in its place:
“Employee shall serve the Employer, the Company and Parent, as a Senior International Advisor and shall serve as the Chairman of the Company. Employee’s responsibilities will include advising the parties on creating shareholder value; advising the Company and Parent on integration and synergies with the Parent’s other business, and advising the Parent on its international business development. Employee shall also serve on the Parent’s International Strategic Committee.”
          4. Restrictive Covenants and Confidentiality. Section 7 of the Unamended Employment Agreement is amended to delete the provisions therein in their entirety, and to insert the following in its place:
     (a) Non-Compete. During Employee’s employment with the Employer, and for a two-year period after the date Employee’s employment is terminated for any reason (the “Restricted Period”), Employee shall not directly or indirectly:
     i. hold a 5% or greater equity (including stock options whether or not exercisable), voting or profit participation interest in a Competitive Enterprise, or
     ii. associate (including as a director, officer, employee, partner, consultant, agent or advisor) with a Competitive Enterprise, or
     iii. engage, or directly or indirectly manage or supervise personnel engaged, in any activity on behalf of any Competitive Enterprise:
(A) that is substantially related to any activity that Employee was engaged in with the Employer during the 12 months prior to Employee’s termination date;
(B) that is substantially related to any activity for which Employee had direct or indirect managerial or supervisory responsibility with the Employer during the 12 months prior to Employee’s termination date; or
(C) that calls for the application of specialized knowledge or skills substantially related to those used by Employee in his activities with the Employer during the 12 months prior to Employee’s termination date.
For purposes of this Agreement, “Competitive Enterprise” means any business enterprise that either (i) engages in any activity in the insurance business or industry, or in insurance related services, such as the insurance agent and broker businesses, or (ii) holds a 5% or greater equity, voting or profit participation interest in any enterprise that engages in the insurance business or industry, or in insurance related services, such as the insurance agent and broker businesses.
     (b) Non-Solicit. During the Restricted Period, Employee shall not, in any manner, directly or indirectly (without the prior written consent of the Employer): (i) Solicit any Client to transact business with a Competitive Enterprise or to reduce or refrain from doing any business with the Employer,

(ii) transact business with any Client that would cause Employee to be a Competitive Enterprise, (iii) interfere with or damage any relationship between the Employer and a Client or (iv) Solicit anyone who is then an employee or consultant of the Employer (or who was an employee of the Employer within the prior 12 months) to resign from the Employer or to apply for or accept employment or engagement with any other business or enterprise.
For purposes of this Agreement, a “Client” means any client or prospective client of the Employer to whom Employee provided services, or for whom Employee transacted business, or whose identity became known to Employee in connection with his relationship with or employment by the Employer, and “Solicit” means any direct or indirect communication of any kind, regardless of who initiates it, that in any way invites, advises, encourages or requests any person to take or refrain from taking any action.
     (c) Confidential Information. Employee hereby acknowledges that, as an employee of the Employer, he will be making use of, acquiring and adding to confidential information of a special and unique nature and value relating to the Employer and its strategic plan and financial operations. Employee further recognizes and acknowledges that all confidential information is the exclusive property of the Employer, is material and confidential, and is critical to the successful conduct of the business of the Employer. Accordingly, Employee hereby covenants and agrees that he will use confidential information for the benefit of the Employer only and shall not at any time, directly or indirectly, during the Term and thereafter divulge, reveal or communicate any confidential information to any person, firm, corporation or entity whatsoever, or use any confidential information for his own benefit or for the benefit of others. Notwithstanding the foregoing, Employee shall be authorized to disclose confidential information (i) as may be required by law or legal process after providing the Employer with prior written notice and an opportunity to respond to such disclosure (unless such notice is prohibited by law), (ii) in any criminal proceeding against him after providing the Employer with prior written notice and an opportunity to seek protection for such confidential information and (iii) with the prior written consent of the Employer.
     (d) Survival. Any termination of Employee’s employment shall have no effect on the continuing operation of this Section 7.
     (e) Validity. The terms and provisions of this Section 7 are intended to be separate and divisible provisions and if, for any reason, any one or more of them is held to be invalid or unenforceable, neither the validity nor the enforceability of any other provision of the Amended Employment Agreement shall thereby be affected. The parties hereto acknowledge that the potential restrictions on Employee’s future employment imposed by this Section 7 are reasonable in both duration and geographic scope and in all other respects. If for any reason any court of competent jurisdiction shall find any provisions of this Section 7 unreasonable in duration or geographic scope or otherwise, Employee and the Employer agree that the restrictions and prohibitions contained herein shall be effective to the fullest extent allowed under applicable law in such jurisdiction.
     (f) Adequate Consideration. The parties acknowledge that this Addendum would not have been entered into in the absence of Employee’s covenants under this Section 7. In addition, Employee agrees that the payments and benefits that he will receive in connection with the Merger constitute adequate consideration for the promises undertaken by him under this Addendum, including without limitation those specifically set forth in this Section 7.
     (g) Remedies. Employee agrees that if Employee breaches or threatens to breach any of the provisions of this Section 7 or Section 11 of the Amended Employment Agreement, the Employer will have available, in additional to any other right or remedy available, the right to obtain injunctive and equitable relief of any type from a court of competent jurisdiction, including but not limited to restraining such breach or threatened breach and to specific performance any such provision of the Amended Employment Agreement. Employee further agrees that no bond or other security shall be required in obtaining such equitable relief and Employee hereby consents to the issuance of such injunction and to the ordering of specific performance.
     (h) Definition of Employer. The term “Employer”, as used in this Section 7, and in Section 2(b), and Section 11, of the Amended Employment Agreement, shall include the Company, the Employer, Parent and all of their respective Affiliates.
          5. Compensation. As of the Effective Time, Employee’s base salary shall be increased to a rate of $2,000,000 per year. As of the Effective Time, Employer shall provide Employee with compensation opportunities comparable in the aggregate to those provided to Employee immediately prior to the Merger, taking into account the increase in base salary set forth in the first sentence of this paragraph, on a risk-adjusted basis.
          6. Gross up Under Section 280G. The parties confirm that Employee is (both prior to the Effective Time, and on and following the Effective Time) entitled to the full “golden parachute adjustment” as described and provided in Section 9 of the Unamended Employment Agreement. The manner of making the computation of the amount provided in Section 9 with respect to the acceleration provided in Sections 4.3(a), (b), (c), (d) and (e), respectively, of the Merger Agreement (the “Acceleration”) will be as mutually agreed between Parent and the Company between the date of this Addendum and the Effective Time, and such amount with respect to the Acceleration will be paid to Employee within ten (10) business days of the Effective Time.
          7. Release Requirement Clarification. The first paragraph of Section 6(a) of the Employment Agreement is amended to add, in the first sentence, after the word “Control)” and before the comma, the words “which shall be provided to Employee within ten (10) days of the cessation of Employee’s employment”.

          8. General. Capitalized terms not otherwise defined in this Addendum have the meanings ascribed to such terms in the Unamended Employment Agreement. All terms of the Unamended Employment Agreement that have not been amended by this Addendum shall continue in full force and effect under the Amended Employment Agreement from and after the Effective Time. Parent shall be a party to the Amended Employment Agreement from and after the Effective Time, and shall be considered a party for all relevant purposes, including, for clarity, for provisions relating to Affiliates, amendments, notices to the parties, release of the Employer, Notice of Termination (at the address for Parent set forth in the Merger Agreement), restrictive covenants, and protection of Employer property and information, but, for clarity, not for purposes of employment, compensation, benefits, position, authority, title or duties.

          IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the date first above written.

PHILADELPHIA CONSOLIDATED HOLDING CORP.
By:	/s/ Craig P. Keller
	Name:	Craig P. Keller
	Title:	CFO

MAGUIRE INSURANCE AGENCY, INC.
By:	/s/ Craig P. Keller
	Name:	Craig P. Keller
	Title:	CFO

TOKIO MARINE HOLDINGS, INC.
By:	/s/ Shuzo Sumi
	Name:	Shuzo Sumi
	Title:	President

JAMES J. MAGUIRE
By:	/s/ James J. Maguire